UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2010

ARCADIA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32935	88-0331369
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Priority Way West Drive, Indianapolis, Indiana	46240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 569-8234

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 19, 2010 the registrant issued a press release announcing unaudited preliminary financial results for its second quarter of fiscal 2011 ending September 30, 2010, as well as the date and time of its conference call and simultaneous internet webcast to review its definitive results for the fiscal quarter. A copy of the press release is attached hereto as an exhibit.

Also on October 19, the registrant closed on the sale of its Catalog business segment, consisting of its wholly-owned Rite at Home Health Care Products, LLC subsidiary, to a privately held provider of home medical equipment. The segment will be reported as a discontinued operation in future financial disclosures. The net revenue numbers contained in the above-referenced press release have not yet been adjusted to reflect the effects of the sale.

Item 9.01 Financial Statements and Exhibits

(d) Press Release

Exhibit 99.1 Press Release dated October 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.

By: /s/ Matthew R. Middendorf
Matthew R. Middendorf
Its: Chief Financial Officer, Treasurer and Secretary

Dated: October 20, 2010